SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  November 29, 2004

(Date of earliest event reported)

Huffy Corporation

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-5325 (Commission File No.)	31-0326270 (IRS Employer Identification Number)

225 Byers Road, Miamisburg, Ohio	45342-3614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 866-6251

N/A

(Former name or former address, if changed since last report)

Item 1.01  Entry into a Material Definitive Agreement.

On November 29, 2004, Huffy Corporation ("Huffy"); Huffy Sports Canada, Inc., an indirect subsidiary of Huffy ("Huffy Sports Canada"); Huffy Sports Delaware, Inc., a direct subsidiary of Huffy ("Huffy Sports Delaware"); HUF Canada, Inc., an indirect subsidiary of Huffy ("HUF Canada"); and Lamar Snowboards, Inc., an indirect subsidiary of Huffy ("LSI"), entered into an Asset Purchase Agreement with Collective Brands Inc. ("Collective Brands") (which has subsequently changed its name to Lifestyle Brands Inc. ("Lifestyle Brands")), pursuant to which Lifestyle Brands will purchase certain intangible assets, including patents, trademarks and contracts, used in connection with Huffy's snowboard business under the Lamar® and LTD® brand names for an aggregate purchase price of $2,500,000.  Huffy, Huffy Sports Canada, Huffy Sports Delaware, HUF Canada, and LSI have filed a motion for approval from the United States Bankruptcy Court for the Southern District of Ohio, Western Division to sell such assets and will solicit higher or better offers on substantially the same terms and conditions at auction.  Two of Lifestyle Brands' shareholders, Kenneth Finkelstein and James Salter, are former employees of Huffy's former Canadian subsidiary, Gen-X Sports, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUFFY CORPORATION

Date: December 1, 2004	By: /s/ Nancy A. Michaud Nancy A. Michaud Senior Vice President – General Counsel and Secretary